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                                    EXHIBIT 3

                            AGREEMENT OF JOINT FILING


         Jay Alix & Associates, Inc. and Jay Alix hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.

                                      JAY ALIX & ASSOCIATES, INC.


Dated:  April 29, 2002                By:      /s/ Melvin R. Christiansen
                                           -------------------------------------
                                               Melvin R. Christiansen
                                             Its:   Treasurer



Dated:  April 29, 2002                  /s/ Jay Alix
                                      ------------------------------------------
                                      JAY ALIX